UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2024, Sabre Corporation (“Sabre”) announced that that Sabre’s Board of Directors (the “Board”) has elected Eric Kelly as a director, effective January 1, 2025. Mr. Kelly has served as the Chairman and CEO of Overland Tandberg, a global hybrid cloud software and infrastructure company, since 2018. In addition, since 2018, he has served as the Founder and Chairman of Bridge 2 Technologies, LLC, a next generation SaaS software enterprise company. From 2014 to 2018, he served as CEO of Sphere 3D Corporation, a cloud and virtualization technology solutions provider. From 2009 to 2014, he served as initially as a director and then as President and CEO of Overland Storage, Inc., a provider of unified data management and data protection solutions, until its acquisition by Sphere 3D Corporation. From 2007 to 2009, he was Chairman and founder of Silicon Valley Management Partners Inc., a management consulting and M&A advisory firm in the private equity sector. From 2002 to 2004, Mr. Kelly was President and CEO of Snap Appliance, which was acquired by Adaptec Inc., and from 2004 to 2006, Mr. Kelly was Vice President and General Manager of Storage Systems and Solutions at Adaptec Inc. Prior to that, Mr. Kelly served in various roles, including President of the Network Systems Division of Maxtor and Vice President of Dell’s Enterprise group, as well as in executive positions with Hitachi Data Systems, Conner Peripherals, and IBM. Mr. Kelly currently serves as a director of Guardian Life Insurance Company of America and Chairman of Silicon Valley Technology Partners Inc. He serves as Nomination and Governance Chair for the San Jose State University Tower Foundation, as well as on the Federal Reserve Bank of San Francisco Advisory Council. In 2013, President Obama appointed Mr. Kelly to the Executive Office of the President on Science, Technology and Advanced Manufacturing Partnership Steering Committee. Mr. Kelly holds an honorary Doctorate from Grambling State University, an M.B.A. from San Francisco State University and a B.S. in Management from San Jose State University. Mr. Kelly is expected to serve on the Audit Committee and the Technology Committee.

As a director, Mr. Kelly will participate in Sabre’s non-employee director compensation program. Currently under this program, he is entitled to receive an annual cash retainer of $90,000, as well as an annual cash retainer for service on committees of the Board. Also currently under the program, he is eligible to receive a restricted stock unit award on the date of his election to the Board, as well as beginning in 2026 an annual restricted stock unit award on the date of Sabre’s annual meeting, in each case with a grant date value of $160,000 and vesting in full on the first anniversary of the date of grant. There are no arrangements or understandings between Mr. Kelly and other persons pursuant to which he was selected as a director.

A copy of the press release announcing Mr. Kelly’s election is included as Exhibit 99.1.

Item 9.01.	Exhibits

(d)  Exhibits

99.1	Press Release, dated October 16, 2024.

104	Cover Page Interactive Data File—formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2024

Sabre Corporation

By:	/s/ Shawn Williams
	Name:	Shawn Williams
	Title:	Executive Vice President and Chief Administrative Officer